UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

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                      PROXY STATEMENT PURSUANT TO SECTION
                      14(A) OF THE SECURITIES EXCHANGE ACT
                            OF 1934 (AMENDMENT NO. )

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                                 NEOPHARM, INC.
                (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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***FOR IMMEDIATE RELEASE***
---------------------------

CONTACT:
Larry Kenyon, Chief Financial Officer      Paul Arndt, Corporate Communications
lkenyon@neophrm.com                           Manager
847-295-8678 x 210                         parndt@neophrm.com
                                           847-295-8678 x 215

                 NEOPHARM REPORTS GLASS LEWIS & CO. RECOMMENDS
                        INVESTORS REJECT KAPOOR CONSENT

      Glass Lewis Recommends NeoPharm Shareholders Support Current Board;
          Recommends Investors Withhold Consent from Kapoor's Nominees

LAKE FOREST, Illinois - November 3, 2004 - NeoPharm, Inc. (Nasdaq: NEOL) announced today that Glass Lewis & Co., a prominent provider of proxy advisory services, has recommended to its institutional clients that they support NeoPharm's current Board and withhold consent from John Kapoor's nominees. John Kapoor has initiated a consent solicitation seeking, among other things, the removal of NeoPharm's four independent directors and the election of three of Mr. Kapoor's nominees in their place.

In its report, Glass Lewis concluded that "...Mr. Kapoor fails to present a compelling case to convince shareholders that they will be better off if represented by him and his proposed slate. The current board has adopted a substantially similar plan to the one Mr. Kapoor proposes, which leaves only the question of whether his slate is clearly superior to the directors currently in place. We are not persuaded that the proposed slate is either more capable of executing this plan or more independent or more likely to promote the interests of public shareholders."

"We are very pleased with the Glass Lewis report and the fact that this highly regarded, independent authority has endorsed the Company's current Board and management," said Erick Hanson, Chairman of the Board.

About NeoPharm
NeoPharm, Inc., based in Lake Forest, IL, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. The Company has a portfolio of compounds in various stages of development. Additional information about NeoPharm, recent news releases, and scientific abstracts related to NeoPharm's clinical and pre-clinical research can be obtained by visiting NeoPharm's Website at www.neophrm.com, or calling Paul Arndt at 847-295-8678x215.

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Forward Looking Statements - This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's drug development program, including, but not limited to the initiation, progress and outcomes of clinical trials of the Company's drug product candidates, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, regulatory approval, production and marketing of the Company's drug and non-drug compounds, uncertainty regarding the availability of third party production capacity, uncertainty regarding the outcome of damage claims made by or against the Company, the Company's ability to cut back on its funding of certain of its development projects in order to conserve its cash resources, the ability of the Company to procure additional future sources of financing, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products directly or through independent distributors, the uncertainty of patent protection for the Company's intellectual property or trade secrets, uncertainty regarding the efforts of John N. Kapoor to obtain consent for, among other things, removal of four of the Company's current independent directors, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its annual reports on Form 10-K and quarterly reports on Forms 10-Q. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.